UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
_________________

WASHINGTON, D.C.   20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 4, 2016

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 UNION BLVD., SUITE 450, LAKEWOOD, COLORADO	80228
(Address of principal executive offices)	(Zip Code)

(303) 305-4365
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, Empire Petroleum Corporation appointed Shawn Fleming as its Vice President of Business Development, and Richard A. Parker, PhD, as its Director of Exploration.

Mr. Fleming’s career has been equally divided between government service and the energy industry.  Mr. Fleming, age 35, began his career with the U.S. Navy and served with the Navy and U.S. Department of State providing intelligence and operational support in counter-terrorism operations.  As a Special Warfare Operator/ Master at Arms and Lead Petty Officer, Mr. Fleming was directly responsible for over 130 successful missions and over 367 personnel in Africa, Iraq and Afghanistan. Mr. Fleming began his energy career in 2008 in energy land services and has worked since in title examination, lease acquisition and related contracts and due diligence in numerous multi-million dollar acquisitions and divestitures. Between his service with the U.S. Navy and State Department and his entry into the energy industry, he held securities licenses with Morgan Stanley where he was a registered securities representative. Mr. Fleming holds a BA in Project Management from American Intercontinental University.

Dr. Parker, age 68, has 40 years in the oil and gas industry, in various geological and geophysical positions ranging from research and regional studies to prospect generation and development. He began his career with Getty E&P Research, followed by Conoco, Inc. where he held several positions, including Regional Geologist for the Gulf of Mexico. While at Conoco, he had projects both onshore and offshore North America and in several countries around the world, including evaluating coal bed methane in Australia and Poland and potential investments in the Former Soviet Union. Dr. Parker joined Gas Research Institute (GRI) in 1994 where he managed multi-million dollar research budgets while creating tools for the natural gas industry. While there, he was responsible for the creation of a GRI subsidiary, Innovative Discovery Technologies, to apply concepts developed through their research. He was a named a GRI Fellow in 1999. After leaving GRI, Dr. Parker founded and is President of Parker Geoscience Consulting, LLC. He has coordinated with numerous exploration groups to provide geological bases for acreage acquisition and drilling programs. Dr. Parker worked with a team for the exploration of a 7 million acre leasehold prospect in Australia.  For the last couple of years, Dr. Parker has been exploring in the onshore Gulf Coast and readying a large acreage holding in the Rockies for seismic acquisition and drilling. Dr. Parker has been an invited speaker at scientific societies in several states and countries. He has been author or co-author of several presentations to national and international conferences, including AAPG, SPE and the World Federation of Scientists. He is a member of AAPG, SPE, Sigma Xi, Rocky Mountain Association of Geologists (elected Secretary of the board of directors in 2007) and the South Texas Geological Society. Dr. Parker holds a Bachelor’s Degree in Geology from the Massachusetts Institute of Technology and a Doctorate in Oceanography from Texas A&M University. He is a Certified Petroleum Geologist (#5773).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: March 10, 2016	By:	/s/ J. C. Whorton, Jr.
J. C. Whorton, Jr.
Chief Executive Officer